Exhibit m

Sample Calculation

Illustrated Contract Owner:
         Male Issue Age 45 Standard Nonsmoker, Face Amount $120,000, Death
         Benefit Option 1, $2,250 planned annual premium paid annually on the policy anniversary

Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%

Policy Value

Policy Value = [Beginning Policy Value + Net Premium - Monthly Deduction] x (Net Investment Factor)

Derivation of Annual SubAccount Rate of Return from Gross Rate of Return

         Net SubAccount Rate of Return = 10.93% = 12% Gross SubAccount Rate of
Return - 1.07% Assumed Asset Charges*

              *Asset charges vary by subaccount: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contractholder's allocation of premium and policy value between the available subaccounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made

Net Premium  = Gross Premium - Premium Expense Charge
         The Premium Expense Charge equals 5.25% of Gross Premium received

Monthly Deduction = COI Deduction + M&E Charge + Policy Fee + Administrative Expense Charge

For example, on the fifth policy anniversary for a Male Nonsmoker, issue age 45:

         Net Premium = $2,250 x (1 - .0525) = $2,131.87

         COI      Deduction = [ (Death Benefit) / (1.0032737) - Policy Value ] x
                  Monthly COI Rate The current Monthly COI Rate is 0.00034167
                  The illustrated Death Benefit is $120,000 Policy Value = End of year 4 Policy Value + Net Premium Received
                                            = 8,034.40 + 2,250.00 x (1 - .0525)  = 10,166.27
                                                     COI Deduction = [ (120,000) / (1.0032737) - 10,166.27 ] x (0.00034167) = $37.39

         M&E Charge = [ 0.0055 / 12 ] x (Policy Value)
                  Policy                    Value = End of year 4 Policy Value +
                                            Net Premium Received = 8,034.40 +
                                            [2,250.00 x (1 - .0525)] = 10,166.27
                                                     M&E Charge = [ 0.0055 / 12 ] x (10,166.27) = $4.66

         Policy Fee = Currently, $7.50 per month ($10.00 per month guaranteed maximum)

         Administrative     Expense Charge = [ (Face Amount) / 1,000 x
                            (Administrative Expense Charge rate) ] / 12 = [
                            (120,000) / 1,000 x (0.90) ] / 12 = $9.00

Monthly Deduction, year 5 month 1 = 37.39 + 4.66 + 7.50 + 9.00 = $58.55

Net Investment Factor

         The Net Investment Factor is calculated on every day in which the New
         York Stock Exchange is open The Net Investment Factor is defined in the contract as (1) divided by (2) where:

         (1) is the net result of:
                  the net asset value per share of the portfolio held in the subaccount at the end of the current valuation period, plus the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the subaccount (no federal income taxes are applicable under present law).

         (2) is the net asset value per share of the portfolio held in the subaccount at the end of the last prior valuation period.

For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.93% net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1.1093) ^ [(Number of
         Days in Month) / 365] Where:
                  ^ signifies "to the power of"
                  A 365-day year is hypothetically assumed

[GRAPHIC OMITTED][GRAPHIC OMITTED]For the end of month 1, Policy year 5:
         Net Investment Factor = (1.1093)^[ 31 / 365]  = 1.0088488

The following is a detailed representation of the interim policy value calculations during Policy Year 5:

Surrender Value
         Surrender Charges are calculated as:

         [(Face Amount) / 1,000] x (Surrender Charge Factor Per $1,000 Face Amount) x (Surrender Charge Percentage)

         The Surrender Charge Factor for a Male Nonsmoker, Issue age 45 is $19.31

         The Surrender Charge Percentage for a Male Nonsmoker, Issue age 45, Policy Year 5 is 71%

         Surrender Charge = [(120,000) / (1,000)] x (19.31) x (71%) = $1,645.21

         Surrender Value = Policy Value - Surrender Charge

         Surrender Value, End of Year 5 = 10,533.51 - 1,645.21 = 8,888.30

Death Benefits
         For death benefit Option 1, the death benefit equals the greater of:
                  The face amount on the date of death, or The percentage of the policy value shown in the Compliance with Federal Laws Provision.

         For a Male contractowner of attained age 50, the percentage of the policy value in the Compliance with Federal Laws Provision is 185%

         Death    Benefit, end of year 5 = the greater of Face Amount =
                  $120,000, or 185% x Policy Value = 1.85 x 10,533.51 =
                  19,486.99

         Death Benefit, end of year 5 = $120,000

How Calculations Vary for Other Contract Years
Monthly Deduction

o    Monthly COI rates vary by attained age

o    M&E Charge declines to 0.0015 times Policy Value in years 10 and after

o    Administrative Expense Charge is zero in years 10 and later

Surrender Value

o    Surrender Charge Percentage varies by Policy Year

o    Surrender Charge Percentage is zero in years 10 and later

o Surrender Charge Percentages for the illustrated contractowner in other contract years follow the schedule below:

        ------------------ ---------------------
           Policy Year       Surrender Charge
                                Percentage
        ------------------ ---------------------
        ------------------ ---------------------
                1                  100%
                2                  100%
                3                  100%
                4                  85%
                5                  71%
                6                  57%
                7                  43%
                8                  29%
                9                  15%
               10                   0
               11+                  0
        ------------------ ---------------------

Death Benefits

o Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision